As filed with the Securities and Exchange Commission on October 8,  2004.
                                                     Registration No. 333-
                                                                          ------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                           WESTELL TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                       36-3154957
     (State or Other Jurisdiction of                      (I.R.S. Employer
     Incorporation or Organization)                      Identification No.)

                               750 N. COMMONS DR.
                                AURORA, IL 60504
                    (Address of Principal Executive Offices)

              WESTELL TECHNOLOGIES, INC. 2004 STOCK INCENTIVE PLAN
             WESTELL TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

            NICHOLAS C. HINDMAN, SR.                         Telephone number,
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER          Including area code,
               750 N. COMMONS DR.                          of agent for service:
                AURORA, IL  60504
     (Name and Address of Agent For Service)                  (630) 898-2500


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                         CALCULATION OF REGISTRATION FEE


                                               Proposed        Proposed
        Title of                               Maximum         Maximum
       Securities               Amount         Offering        Aggregate        Amount of
         to be                   to be          Price          Offering       Registration
       Registered             Registered(1)    Per Share(2)     Price(2)            Fee(2)

----------------------------------------------------------------------------------------------------
Class A Common Stock(3)     5,800,000 Shares     $5.23        $30,334,000       $3,843.32


----------------------------------------------------------------------------------------------------

1 Plus an undetermined number of additional shares that may be issued if the anti-dilution adjustment provisions of the plan become operative.


2 Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the price of the Registrant's Class A Common Stock on October 5, 2004.

3  Includes an indeterminate number of interests related to the Class A Common
   Stock to be issued under the Westell Technologies, Inc. 2004 Stock Incentive
   Plan, all of which are generally nontransferable, including stock options, restricted stock units and stock equivalents.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by Westell Technologies, Inc. (the "Registrant" or the "Company") (File No. 33-99914) with the Securities and Exchange Commission (the "Commission") with respect to its 1995 Employee Stock Purchase Plan is incorporated herein by reference.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") (File No. 0-27266) are incorporated herein by reference:

                  (1) The Company's Annual Report on Form 10-K, as amended, for the year ended March 31, 2004.

                  (2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

                  (3) Current Report on Form 8-K dated September 30, 2004.

                  (4) The description of the Company's Class A Common Stock included in the Registration Statement on Form 8-A.

         All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of the Company's Class A Common Stock offered hereby have been sold or which deregisters all the shares of the Company's Class A Common Stock then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents; "); (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for this purpose to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         The Company's Class A Common Stock to be offered is registered under
Section 12(b) of the Exchange Act.

Item 5.  Interest of Names Experts and Counsel.
         -------------------------------------

         The validity of the securities offered under the Registration Statement is being passed upon for the Registrant by McDermott, Will & Emery LLP.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

         The Company's Restated Certificate of Incorporation, as amended, and its Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Illinois, on the 6th day of October, 2004.

                                                WESTELL TECHNOLOGIES, INC.


                                                By: /s/ Nicholas C. Hindman, Sr.
                                                   -----------------------------
                                                   Nicholas C. Hindman, Sr.
                                                   Senior Vice President and
                                                   Chief Financial Officer

                                POWER OF ATTORNEY

         Each of the hereby constitutes and appoints Michel Mayer and John D. Torres, and each of them, as attorneys for him and in his name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of October, 2004.

        Signature                              Title
        ---------                              -----

/s/ E. Van Cullens
---------------------------          President, Chief Executive Officer and
     E. Van Cullens                  Director

/s/ Nicholas C. Hindman              Senior Vice President and Chief Financial
---------------------------          Officer (Principal Financial Officer and
   Nicholas C. Hindman               Principal Accounting Officer)

/s/ John W. Seazholtz                Director
---------------------------
    John W. Seazholtz

/s/ Paul A. Dwyer                   Director
---------------------------
      Paul A. Dwyer

/s/ Eileen A. Kamerick               Director
---------------------------
   Eileen A. Kamerick

/s/ Robert C. Penny III              Director
---------------------------
   Robert C. Penny III

/s/ Roger L.  Plummer                Director
---------------------------
    Roger L. Plummer

/s/ Bernard F. Sergesketter          Director
---------------------------
 Bernard F. Sergesketter

/s/ Melvin J. Simon                  Director
---------------------------
     Melvin J. Simon

                                  EXHIBIT INDEX

Exhibit Number                         Description
--------------                         -----------

      5              Opinion of McDermott Will & Emery LLP.

      23(a)          The Consent of Ernst & Young LLP.

      23(b)          The Consent of McDermott Will & Emery is included in
                     Exhibit 5.